Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation to Present at Burkenroad
Reports 14th Annual Investment Conference

ATLANTA, April 13, 2010 – Marine Products Corporation (NYSE: MPX) announced today that it will present at the Burkenroad Reports 14th Annual Investment Conference in New Orleans, Louisiana on April 23, 2010 at 11:30 a.m. Central Time.

The presentation will provide a corporate overview, highlight the products that Marine Products Corporation provides and discuss the most recently published financial results.  Management's remarks will be available in real time at http://www.wsw.com/webcast/tulane9/mpx/ and will be archived on Marine Products Corporation investor Web site, www.marineproductscorp.com for a period of 90 days following the presentation.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our Web site at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Jim Landers
Vice President, Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

Sharon Lennon
Manager, Investor Relations
404.321.2172
slennon@marineproductscorp.com